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                                                                      EXHIBIT 11

                              ESSEX BANCORP, INC.
                       COMPUTATION OF PER SHARE EARNINGS
             Quarterly Unaudited Computation of Per Share Earnings


                                       Year Ended December 31, 2000
                                  --------------------------------------
                                    1st       2nd       3rd       4th
                                  Quarter   Quarter   Quarter   Quarter
                                  --------  --------  --------  --------
                                              (in thousands)
Net income                         $  179    $  287    $  305    $3,101
Preferred stock dividends            (519)     (528)     (536)     (560)
                                   ------    ------    ------    ------
Net (loss) income available
 to common shareholders            $ (340)   $ (241)   $ (231)   $2,541
                                   ======    ======    ======    ======

Weighted average common
 shares outstanding:
 Basic                              1,061     1,061     1,061     1,061
 Diluted                            1,061     1,061     1,061     3,236




                                       Year Ended December 31, 1999
                                  -------------------------------------
                                    1st       2nd       3rd       4th
                                  Quarter   Quarter   Quarter   Quarter
                                  -------   -------   -------   -------
                                             (in thousands)
Net income                         $   30    $  106    $  608    $1,416
Preferred stock dividends            (475)     (482)     (491)     (511)
                                   ------    ------    ------    ------
Net (loss) income available
 to common shareholders            $ (445)   $ (376)   $  117    $  905
                                   ======    ======    ======    ======

Weighted average common
 shares outstanding:
 Basic                              1,061     1,061     1,061     1,061
 Diluted                            1,061     1,061     5,094     4,129


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